Exhibit 99.1

Crexendo Reports Fourth Quarter and Year End December 31, 2015 Financial Results

PHOENIX, AZ—(Marketwired – March 1, 2016)

Crexendo, Inc. (OTCQX: CXDO), a hosted services company that provides hosted telecommunications services, hosted website services, website development software and broadband internet services for businesses and entrepreneurs, today reported financial results for its fourth quarter and year ended December 31, 2015.

Financial highlights for the 2015 fourth quarter

Consolidated revenue for the fourth quarter of 2015 increased 6% to $2.1 million compared to $2.0 million for the fourth quarter of 2014.

Hosted Telecommunications Services Segment revenue for the fourth quarter of 2015 increased 27% to $1.7 million compared to $1.3 million for the fourth quarter of 2014.

Web Services Segment revenue for the fourth quarter of 2015 decreased 37% to $407,000, compared to $645,000 for the fourth quarter of 2014.  Revenue from our Web Services Segment declined due to our strategic decision to limit our web services to our enterprise sized customers, our declining extended payment term arrangements (EPTAs) cash collections, and decrease in website hosting customers.

Consolidated operating expenses for the fourth quarter of 2015 decreased 9% to $3.4 million compared to $3.8 million for the fourth quarter of 2014.

On a GAAP basis, the Company reported a $(1.3) million net loss for the fourth quarter of 2015, or $(0.10) loss per diluted common share, compared to net loss of $(1.7) million or $(0.15) loss per diluted common share for the fourth quarter of 2014.

Non-GAAP net loss was $(0.6) million for the fourth quarter of 2015, or $(0.05) loss per diluted common share, compared to a non-GAAP net loss of $(1.2) million or $(0.10) loss per diluted common share for the fourth quarter of 2014.

EBITDA for the fourth quarter of 2015 was $(1.3) million compared to $(1.7) million for the fourth quarter of 2014.  Adjusted EBITDA for the fourth quarter of 2015 was $(0.7) million compared to $(1.2) million for the fourth quarter of 2014.

Financial highlights for the year ended December 31, 2015

Consolidated revenue for the year ended December 31, 2015 increased 3% to $7.8 million compared to $7.6 million for the year ended December 31, 2014.

Hosted Telecommunications Services Segment revenue for the year ended December 31, 2015 increased 39% to $6.0 million compared to $4.3 million for the year ended December 31, 2014. Hosted Telecommunications Services backlog, which is anticipated to be recognized within the next thirty-six to sixty months, increased 42% to $13.9 million at December 31, 2015 compared to a backlog of $9.8 million at December 31, 2014.

Web Services Segment revenue for the year ended December 31, 2015 decreased 44% to $1.8 million, compared to $3.3 million for the year ended December 31, 2014.  Revenue from our Web Services Segment declined due to our strategic decision to limit our provision of web services to our enterprise sized customers, our declining extended payment term agreements (EPTAs) cash collections and a decrease in website hosting customers.

Consolidated operating expenses for the year ended December 31, 2015 decreased 11% or $1.5 million to $12.7 million compared to $14.2 million for the year ended December 31, 2014

On a GAAP basis, the Company reported a $(4.5) million net loss for the year ended December 31, 2015, or $(0.35) loss per diluted common share, compared to net loss of $(6.4) million or $(0.57) loss per diluted common share for the year ended December 31, 2014.

Non-GAAP net loss was $(2.7) million for the year ended December 31, 2015, or $(0.23) loss per diluted common share, compared to a non-GAAP net loss of $(4.8) million or $(0.43) loss per diluted common share for the year ended December 31, 2014.

EBITDA for the year ended December 31, 2015 was $(4.6) million compared to $(5.9) million for the year ended December 31, 2014.  Adjusted EBITDA for the year ended December 31, 2015 was $(2.9) million compared to $(4.6) million for the year ended December 31, 2014.

Total cash and cash equivalents, excluding restricted cash, at December 31, 2015 was $1.5 million compared to $2.9 million at December 31, 2014.

Cash used for operations for the year ended December 31, 2015 was $(3.0) million compared to $(4.4) million for the year ended December 31, 2014.  Cash used for investing activities for the year ended December 31, 2015 was $4,000 compared to cash provided by investing activities of $2.1 million for the year ended December 31, 2014. Cash provided by financing activities for the year ended December 31, 2015 was $1.6 million compared to cash provided by financing activities of $2.1 million for the year ended December 31, 2014.

Steven G. Mihaylo, Chief Executive Officer commented “I am pleased with the progress we have been making. We continue to keep a laser focus on expenses. We have improved our tracking of expenses substantially and expenses for the year were fully in line with our expectations. If this trend continues, which we expect it will, that bodes very well for our reaching break even and profitability in the near future. Obviously reducing expenses is not enough and I am also very encouraged by our sales trends. Our year over year increase in both backlog and hosted telecommunications service has been steady and has been in line with our expectations. We fully expect to continue to increase revenue quarter over quarter.

Our solutions and phones are among the best in our industry. We effectively provide solutions for customers who need one phone, to customers who need thousands of phones. We have been particularly adept at working with large enterprise clients and crafting solutions that meet their needs, which we believe differentiates us in the industry and is one of the keys to our future growth.”

Mihaylo continued “We just completed another successful CrexWorx conference. This is an opportunity for our dealer partners to work with our management and sales team to get in-depth training on the Crexendo suite of services. The conference allows us to show our latest innovations and how Crexendo’s Ride the Cloud ™ solutions can save their customers substantial amounts of money and increase productivity, while providing industry leading products and services. In addition, we get to show our dealer partners that our compensation package is amongst the best in the industry. I am very encouraged as I meet and work with our dealer partners.”

“I am convinced this channel will also continue to grow Q over Q, and assist our reaching profitability. Our customers continue to be very pleased with our services, solutions and people. Our renewal rates have been very gratifying and we rarely lose any customers over our service or products.  We continue to add qualified inside sales personnel and members to our dealer program, which we expect will increase our direct and dealer partner sales.  I believe the future of the Company is very good, I continue to be firmly convinced we are in the right space, with the right products, right services and the right people.”

Conference Call

The Company is hosting a conference call today, March 1, 2016 at 5:30 PM EST. The telephone dial-in number is 888-389-5988 for domestic participants and 719-325-2484 for international participants. The conference ID to join the call is 4888642.  Please dial in five to ten minutes prior to the beginning of the call at 5:30 PM EST.

About Crexendo

Crexendo is a hosted services company that provides hosted telecommunications services, hosted website services, broadband internet services, and website development software for businesses and entrepreneurs. Our services are designed to make enterprise-class hosting services available to small, medium-sized and enterprise-sized businesses at affordable monthly rates.

Safe Harbor Statement

This press release contains forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for such forward-looking statements. The words "believe," "expect," "anticipate," "estimate," "will" and other similar statements of expectation identify forward-looking statements. Specific forward-looking statements in this press release include information about Crexendo (i) being pleased with the progress made; (ii) continuing to keep a laser focus on expenses; (iii) improving the tracking of expenses, (iv)  with expenses  being fully in line with  expectations; (v)  having the expectation that if those trends continue it bodes very well for reaching break even and profitability in the near future; (vi) being very encouraged by sales trends with  year over year increase in both backlog and hosted telecommunications service  being in line with  expectations; (vii) expecting to continue to increase revenue quarter over quarter; (viii)  solutions and phones are among the best in our industry; (ix)  effectively providing  solutions for customers who need one phone, to customers who need thousands of phones; (x) being particularly adept at working with large enterprise clients and crafting solutions that meet their needs which differentiates the Company in the industry and is one of the keys to  future growth; (xi) completing another successful CrexWorx conference where dealer partners work with management and sales team to get in-depth training on the Crexendo suite of services; (xii)  solutions can save dealer partner customers substantial amounts of money and increase  their productivity while providing industry leading products and services; (xiii) compensation package for dealer partners is amongst the best in the industry; (xiv) dealer partner  channel sales will also continue to grow Q over Q, and assist reaching profitability; (xv) customers being very pleased with services, solutions and people; (xvi) renewal rates being very gratifying with rarely losing  any customers over service or products; (xvii)   continuing  to add qualified  inside sales personnel and members to the dealer program which is expected to increase direct and dealer sales and (xviii) believing the future of the Company is very good and that  it is in the right space, with the right products and the right people.

For a more detailed discussion of risk factors that may affect Crexendo’s operations and results, please refer to the company's Form 10-K for the year ended December 31, 2015 when filed subsequent to this press release; and Form 10-K for the year ended December 31, 2014, as well as Forms 10Q for 2015. These forward-looking statements speak only as of the date on which such statements are made and the company undertakes no obligation to update such forward-looking statements, except as required by law.

CREXENDO, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands, except par value and share data)

	December 31,
	2015	2014
Assets
Current assets:
Cash and cash equivalents	$1,497	$2,906
Restricted cash	112	133
Trade receivables, net of allowance for doubtful accounts of $35
as of December 31, 2015 and $49 as of December 31, 2014	364	543
Inventories	134	72
Equipment financing receivables	131	171
Prepaid expenses	1,046	1,031
Other current assets	15	1
Total current assets	3,299	4,857

Certificate of deposit	251	251
Long-term trade receivables, net of allowance for doubtful accounts
of $24 as December 31, 2015 and $19 as of December 31, 2014	81	64
Long-term equipment financing receivables	319	455
Property and equipment, net	33	68
Deferred income tax assets, net	482	381
Intangible assets, net	466	676
Goodwill	272	272
Long-term prepaids	288	376
Other long-term assets	169	114
Total Assets	$5,660	$7,514

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$76	$47
Accrued expenses	812	1,221
Income tax payable	-	7
Notes payable, current portion	57	110
Contingent consideration	99	211
Deferred income tax liability	482	381
Deferred revenue, current portion	775	726
Total current liabilities	2,301	2,703
Deferred revenue, net of current portion	81	64
Notes payable, net of current portion	965	-
Other long-term liabilities	109	203
Total liabilities	3,456	2,970

Commitments and contingencies

Stockholders' equity:
Preferred stock, par value $0.001 per share - authorized 5,000,000 shares; none issued	—	—
Common stock, par value $0.001 per share - authorized 25,000,000 shares, 13,227,489 shares issued and outstanding as of December 31, 2015 and 12,681,617 shares issued
and outstanding as of December 31, 2014	13	13
Additional paid-in capital	57,614	55,413
Accumulated deficit	(55,423)	(50,882)
Total stockholders' equity	2,204	4,544

Total Liabilities and Stockholders' Equity	$5,660	$7,514

CREXENDO, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands, except per share and share data)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Revenue	$2,109	$1,989	$7,823	$7,594
Operating expenses:
Cost of revenue	979	978	3,577	3,582
Selling and marketing	638	577	2,445	2,280
General and administrative	1,617	1,880	5,861	6,727
Research and development	202	361	779	1,604
Total operating expenses	3,436	3,796	12,662	14,193

Loss from operations	(1,327)	(1,807)	(4,839)	(6,599)

Other income:
Interest income	5	28	24	150
Other income, net	14	52	262	150
Total other income, net	19	80	286	300

Loss before income tax	(1,308)	(1,727)	(4,553)	(6,299)

Income tax benefit/(loss)	40	(21)	12	(77)

Net loss	$(1,268)	$(1,748)	$(4,541)	$(6,376)

Net loss per common share:
Basic	$(0.10)	$(0.15)	$(0.35)	$(0.57)
Diluted	$(0.10)	$(0.15)	$(0.35)	$(0.57)

Weighted-average common shares outstanding:
Basic	13,227,385	11,342,245	12,960,625	11,163,592
Diluted	13,227,385	11,342,245	12,960,625	11,163,592

CREXENDO, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(In thousands)

	Year Ended December 31,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(4,541)	$(6,376)
Adjustments to reconcile net loss to net cash used for operating activities:
Amortization of prepaid rent	322	268
Depreciation and amortization	270	663
Expense for warrants and stock options issued to employees	1,306	1,049
Loss on disposal of property and equipment	-	(1)
Amortization of deferred gain	(94)	(78)
Change in fair value of contingent consideration	(11)	3
Changes in assets and liabilities, net of effects of acquisitions:
Trade receivables	162	599
Equipment financing receivables	176	(134)
Inventories	(62)	145
Prepaid expenses	(112)	(89)
Other current assets	(14)	54
Other long-term assets	(55)	5
Accounts payable and accrued expenses	(380)	(38)
Income tax payable	(7)	7
Deferred revenue	66	(525)
Net cash used for operating activities	(2,974)	(4,448)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of property and equipment	(25)	(8)
Proceeds from sale of property and equipment	-	2,002
Acquisition of certificate of deposit	-	(1)
Change in restricted cash	21	354
Business acquisitions	-	(195)
Net cash (used for)/provided by investing activities	(4)	2,152

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable and common stock warrants issued	1,000	110
Repayments of notes payable	(110)	-
Proceeds from exercise of options	50	70
Payments of contingent consideration	(61)	(54)
Proceeds from sale of common stock and exercise of warrants	690	2,000
Net cash provided by financing activities	1,569	2,126

NET DECREASE IN CASH AND CASH EQUIVALENTS	(1,409)	(170)

CASH AND CASH EQUIVALENTS AT THE BEGINNING OF THE YEAR	2,906	3,076

CASH AND CASH EQUIVALENTS AT THE END OF THE YEAR	$1,497	$2,906

Supplemental disclosure of cash flow information:
Cash used during the year for:
Income taxes, net	$(1)	$(14)
Supplemental disclosure of non-cash investing and financing information:
Prepayment of rent with common stock	$-	$966
Business acquisition with stock (Note 3)	$-	$134
Contingent consideration related to acquisition (Note 3)	$-	$211
Issuance of common stock from contingent consideration related to a business acquisition	$40	$-
Prepaid assets financed through notes payable	$137	$-
Note payable discount	$115	$-

CREXENDO, INC. AND SUBSIDIARIES
Supplemental Segment Financial Data
(In thousands)

	December 31,
	2015	2014
Revenue:
Hosted Telecommunications Services	$5,989	$4,297
Web Services	1,834	3,297
Consolidated revenue	7,823	7,594

Gain/(Loss) from Operations:
Hosted Telecommunications Services	(4,904)	(5,776)
Web Services	65	(823)
Total operating loss	(4,839)	(6,599)
Other Income, net:
Hosted Telecommunications Services	71	87
Web Services	215	213
Total other income	286	300
Gain/(Loss) before income tax provision
Hosted Telecommunications Services	(4,833)	(5,689)
Web Services	280	(610)
Loss before income tax provision	$(4,553)	$(6,299)

Use of Non-GAAP Financial Measures

To evaluate our business, we consider and use non-generally accepted accounting principles (Non-GAAP) net income (loss) and Adjusted EBITDA as a supplemental measure of operating performance.  These measures include the same adjustments that management takes into account when it reviews and assesses operating performance on a period-to-period basis.  We consider Non-GAAP net income (loss) to be an important indicator of overall business performance because it allows us to evaluate results without the effects of share-based compensation, rent expense paid with common stock, and amortization of intangibles.  We define EBITDA as U.S. GAAP net income (loss) before interest income, interest expense, other income and expense, provision for income taxes, and depreciation and amortization.  We believe EBITDA provides a useful metric to investors to compare us with other companies within our industry and across industries.  We define Adjusted EBITDA as EBITDA adjusted for share-based compensation, and rent expense paid with stock.  We use Adjusted EBITDA as a supplemental measure to review and assess operating performance.  We also believe use of Adjusted EBITDA facilitates investors’ use of operating performance comparisons from period to period, as well as across companies.

In our March 1, 2016 earnings press release, as furnished on Form 8-K, we included Non-GAAP net loss, EBITDA and Adjusted EBITDA.  The terms Non-GAAP net loss, EBITDA, and Adjusted EBITDA are not defined under U.S. GAAP, and are not measures of operating income, operating performance or liquidity presented in analytical tools, and when assessing our operating performance, Non-GAAP net loss, EBITDA, and Adjusted EBITDA should not be considered in isolation, or as a substitute for net loss or other consolidated income statement data prepared in accordance with U.S. GAAP.  Some of these limitations include, but are not limited to:

●	EBITDA and Adjusted EBITDA do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

●	they do not reflect changes in, or cash requirements for, our working capital needs;

●	they do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt that we may incur;

●	they do not reflect income taxes or the cash requirements for any tax payments;

●
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will be replaced sometime in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

●
while share-based compensation is a component of operating expense, the impact on our financial statements compared to other companies can vary significantly due to such factors as the assumed life of the options and the assumed volatility of our common stock; and

●	other companies may calculate EBITDA and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures.

We compensate for these limitations by relying primarily on our U.S. GAAP results and using Non-GAAP net income (loss), EBITDA, and Adjusted EBITDA only as supplemental support for management’s analysis of business performance. Non-GAAP net income (loss), EBITDA and Adjusted EBITDA are calculated as follows for the periods presented.

Reconciliation of Non-GAAP Financial Measures

In accordance with the requirements of Regulation G issued by the SEC, we are presenting the most directly comparable U.S. GAAP financial measures and reconciling the unaudited Non-GAAP financial metrics to the comparable U.S. GAAP measures.

Reconciliation of U.S. GAAP Net Loss to Non-GAAP Net Loss
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
	(In thousands)		(In thousands)
U.S. GAAP net loss	$(1,268)	$(1,748)	$(4,541)	$(6,376)
Share-based compensation	522	437	1,306	1,049
Amortization of rent expense paid in stock	81	81	322	268
Amortization of intangible assets	43	72	210	248
Non-GAAP net loss	$(622)	$(1,158)	$(2,703)	$(4,811)

Reconciliation of U.S. GAAP Net Loss to EBITDA to Adjusted EBITDA
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
	(In thousands)		(In thousands)
U.S. GAAP net loss	$(1,268)	$(1,748)	$(4,541)	$(6,376)
Depreciation and amortization	54	109	270	663
Interest expense	12	2	28	3
Interest and other (income) expense	(31)	(82)	(314)	(303)
Income tax provision/(benefit)	(40)	21	(12)	77
EBITDA	$(1,273)	$(1,698)	$(4,569)	$(5,936)
Share-based compensation	522	437	1,306	1,049
Amortization of rent expense paid in stock	81	81	322	268
Adjusted EBITDA	$(670)	$(1,180)	$(2,941)	$(4,619)